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                                                                   Exhibit 10.34





                              EMPLOYMENT AGREEMENT


                            CONTINENTAL HOLDINGS LTD.


                                     - AND-


                                 LESLIE J. STINN



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                              EMPLOYMENT AGREEMENT

THIS AGREEMENT made effective March 1, 1998.

BETWEEN:

         CONTINENTAL HOLDINGS LTD., a body corporate under the laws of the Province of Alberta and maintaining an office at the City of Calgary, in the Province of Alberta (hereinafter called the "COMPANY")

                                     - and -

         LESLIE J. STINN, an individual residing in Calgary, Alberta (hereinafter called the "EMPLOYEE")


WHEREAS the Employee has agreed to be employed by the Company as the President and the Company and the Employee are desirous of entering into an agreement setting forth the terms and conditions applicable to the employment of the Employee with the Company as President;

AND WHEREAS the shareholders of the Company have entered into the Securities Purchase Agreement with Venture;

AND WHEREAS the execution and delivery of this Agreement is one of the conditions precedent to completion of the transactions pursuant to the Securities Purchase Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained (the receipt and sufficiency of which are hereby acknowledged by each of the Company and the Employee), the Company and the Employee agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 In this Agreement (including this clause and the premises and recitals hereof), unless there is something in the subject or context inconsistent therewith, words importing the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and the expressions following shall have the following meanings, respectively:

         "AFFILIATE" has the meaning ascribed to it in the Business Corporations Act (Alberta);

         "AGREEMENT", "THIS AGREEMENT", "HEREIN", "HEREBY", "HEREOF", "HEREUNDER", and similar



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                                      -2-

         expressions mean or refer to this agreement (including the Schedules, if any, attached hereto) and any amendments, modifications, supplements or restatements hereto, from time to time;

         "BUSINESS DAY" means a day on which banks are open for general banking business in Calgary, Alberta;

         "BUSINESS HOURS" means 8:30 a.m. - 5:00 p.m. on a Business Day;

         "CONFIDENTIAL INFORMATION" has the meaning ascribed to such term in
         Section 4.1 hereof;

         "DEVELOPMENTS" has the meaning ascribed to such term in Section 4.4 hereof;

         "DUTIES" means the day-to-day job description of the President, as directed by the board of directors of the Company, such description to always be consistent with the status and position and past duties of the President during his employment with the Company;

         "PARTY" or "PARTIES" means a party or parties to this Agreement;

         "PERSON" means a natural person, firm, corporation, body corporate, company, trust, partnership, joint venture, unincorporated proprietorship, or agent of the provincial or federal Crown;

         "PRESIDENT" means the Person employed by the Company to carry out the Duties (being the Employee as of the date hereof);

         "SECURITIES PURCHASE AGREEMENT" means the securities purchase agreement dated March 27, 1998 regarding the purchase by Venture of all of the issued and outstanding shares of the Company;

         "TERM" means three (3) full years, commencing March 1, 1998 and expiring on February 28, 2001; and

         "VENTURE" means Venture Seismic Ltd.



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                                      -3-

                                    ARTICLE 2
                               TERMS OF EMPLOYMENT

2.1 The Employee hereby acknowledges and accepts the employment as the President for the Term of the Agreement and covenants with the Company that the Employee shall perform the Duties as President for the Term of this Agreement, and the Company hereby employs the Employee as President for the Term of this Agreement, subject to the terms hereof.

2.2 The Term of employment hereunder shall be for 3 full years, commencing on March 1, 1998, and expiring on February 28, 2001, unless terminated prior thereto in accordance with Article 6 hereof.

                                    ARTICLE 3
                     EMPLOYEE'S DUTIES AND RESPONSIBILITIES

3.1 The Employee shall perform for the Company all of the Duties as the President, and shall perform all duties and accept all responsibilities incidental to such position. The character of the Employee's Duties may be changed from time to time within reasonable limits, such changes not to result in demotion or a reduction in status, and as may be assigned to the Employee by the Company's chief executive officer or its board of directors, and the Employee shall cooperate fully with the lawful requirements of the Company's board of directors and other executive officers. Notwithstanding any such change in the Duties, the Term shall continue as set forth in Section 2.2 hereof. The Company shall not be entitled to move or otherwise relocate the Employee without the express and specific consent and approval of the Employee.

3.2 The Employee shall serve the Company faithfully and to the best of his ability during the Term. Throughout the Term the Employee shall devote his full working time and attention to the Duties during the normal Business Hours and on normal Business Days. The Employee further agrees not to work for any other business or enterprise during the Term without the prior written consent of the chief executive officer of the Company.

3.3 The Employee shall obey and carry out all lawful orders and directions given to him by the chief executive officer of the Company within the scope of the Duties and shall obey and carry out the general working policies and follow the established procedures of the Company.

3.4 The Employee shall furnish to the Company, from time to time as requested by the chief executive officer of the Company, reports of the progress of the Duties and time spent and activities undertaken by the Employee and from time to time shall provide such other information as reasonably



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                                      -4-

requested by the chief executive officer of the Company, in order to allow the Company to ensure the prompt and complete performance of the Duties by the Employee.

3.5 The Employee shall, in the performance of this Agreement, comply with and be entitled to comply with all applicable laws, regulations and orders of Canada and of any province or political or territorial subdivision thereof including, but not limited to, laws, regulations and orders pertaining to labour, wages, hours of work and other similar provisions.

3.6 The Employee represents to the Company that he has the competence, experience and skill necessary to perform the Duties, is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction which would prohibit the Employee from executing this Agreement and performing fully the Duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the Duties and responsibilities which may now or in the future be assigned to the Employee by the Company or the scope of assistance to which he may now or in the future provide to other subsidiaries, Affiliates or divisions of the Company.

                                    ARTICLE 4
                 CONFIDENTIAL INFORMATION AND PROPRIETARY RIGHTS

4.1 In the course of performing the Duties, the Employee may obtain additional information beyond that which the Employee had or knew as of the effective date of this Agreement, relating to the Company, Venture, the business or the technology and technical data of the Company or Venture which is of a confidential and proprietary nature, including but not limited to trade secrets, know-how, inventions, techniques, processes, formulas, programs, documentation, data, service manuals, technical reports, customer lists, financial information and sales and marketing plans (hereinafter referred to as the "CONFIDENTIAL INFORMATION"). The Employee shall not make use of the Confidential Information other than as required for the performance of the Duties under this Agreement.

4.2 For a period of 3 years after the termination of this Agreement, the Employee shall not, without the prior written consent of the Company, divulge or allow access to the Confidential Information to any Person, except where:

         (a) such Confidential Information is available to the public generally in the form disclosed;

         (b) such disclosure of the Confidential Information is compelled by applicable law;


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                                      -5-

         (c) such Confidential Information is, at the time of such disclosure, in the public domain;

         (d) such Confidential Information is disclosed to the Employee's professional advisors, subject to such professional advisors acknowledging the obligations in Section 4.1 above; or

         (e) such Confidential Information has been disclosed to the Employee by a third party that is not required to maintain the Confidential Information in confidence.

4.3 The Employee shall not allow the Confidential Information to be used or acquired by any unauthorized Person, except where:

         (a) such Confidential Information is available to the public generally in the form disclosed;

         (b) such disclosure of the Confidential Information is compelled by applicable law;

         (c) such Confidential Information is disclosed to the Employee's professional advisors;

         (d) such Confidential Information is, at the time of such disclosure, in the public domain; or

         (e) such Confidential Information has been disclosed to the Employee by a third party that is not required to maintain the Confidential Information in confidence.

4.4 All developments, including inventions, whether patentable or otherwise, trade secrets, discoveries, improvements, ideas and writings which either directly or indirectly relate to or may be useful in the business of the Company or Venture (collectively, the "DEVELOPMENTS") which the Employee, either by himself or in conjunction with any other Person has conceived, made, developed, acquired or acquired knowledge of, at any time from and after the effective date of this Agreement and in the course of his employment by the Company, or which the Employee, either by himself or in conjunction with any other Person, at any time from and after the effective date of this Agreement, shall conceive, make, develop, acquire or acquire knowledge of in the course of his employment by the Company, whether it be during the Term of this Agreement or at any time thereafter, while still employed by the Company pursuant to an extension of this Agreement, shall become and remain the sole and exclusive property of the Company. The Employee hereby assigns, transfers and conveys, and agrees to so assign, transfer and convey, all of his right, title and interest in and to any and all such Developments and to disclose fully as soon as practicable, in writing, all such Developments to the


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                                      -6-

chief executive officer of the Company. At any time and from time to time, upon the request and at the expense of the Company, the Employee will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the reasonable opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under Canadian or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will fully reimburse the Employee for all reasonable costs and expenses incurred by him in compliance with the provisions of this Section.

4.5 The provisions of this Article 4 shall survive termination of this Agreement for a period of 3 years.

                                    ARTICLE 5
                                  COMPENSATION

5.1      (a)      For all the services  rendered by the Employee  hereunder, the Company shall pay the Employee a monthly gross salary of $10,000.00 per month, commencing on the effective date of this Agreement and continuing up to and including the end of the Term of this Agreement, unless terminated prior thereto in accordance with Section 6.2(c). The Company agrees that the Employee's salary will be reviewed at least annually by the Company's board of directors to determine if any upward adjustment is appropriate, which upward adjustment shall be in the sole discretion of the Company's board of directors. The
                  Company further agrees that the Employee's salary will not under any circumstances be reduced.

         (b) During the Term, the Employee shall also be entitled to participate in such vacation pay, annual benefits and other fringe benefit plans, if any, as may be authorized from time to time by the board of directors in its sole discretion, provided however that the Employee's participation in such vacation pay, annual benefits and other fringe benefit plans, at any particular time and from time to time, shall at any particular time be consistent with and be comparable in value to that participation which, at such particular time, has been authorized by the board of directors of Venture for the President of Venture with respect to such vacation pay, annual benefits and such other fringe benefit plans.


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                                      -7-

5.2 In addition to the compensation set forth in Section 5.1 hereof, the Employee shall be entitled to participate in such incentive compensation plans, if any, as may be established from time to time during the Term by the board of directors of the Company in their sole discretion, the terms and provisions of which shall also be in the sole discretion of the Company's board of directors, provided however that the Employee's participation in such incentive compensation plans, at any particular time, shall be consistent with and be comparable or greater in value to that participation which, at such particular time, has been authorized by the board of directors of Venture for the greater of the chief financial officer of Venture or the chief operating officer of Venture with respect to such incentive compensation plans, excepting only the extent of the Employee's participation in stock option plans of the Company and of Venture which shall be determined by the Company's board of directors, in their sole discretion, or by Venture's board of directors, in their sole discretion, as the case may be.

5.3 The Employee shall be promptly reimbursed for all reasonable costs and expenses incurred by him in connection with his performance of the Duties during the Term, such reimbursement to take place within 15 days of presentation of an itemized account and a written proof of such expenses in accordance with policies established by the Company.

5.4 The Employee shall be entitled to participate in and to receive all rights and benefits under any life insurance, disability, medical, dental, health and accident plans maintained by the Company for their employees generally, in accordance with his position with the Company and consistent with and comparable or greater in value, at any particular time, to that participation enjoyed by the greater of the chief financial officer of Venture or the chief operating officer of Venture at such particular time, subject only to the Employee's ability to qualify for participation in such plans. The Employee's rights under such plans, if any, existing at the date of termination of this Agreement, shall not be affected by the termination of the Employee if such termination is due to the Employee becoming incapacitated, ill or injured, or due to the Employee's death, to the extent that the then existing plans, if any, allow the Company to continue coverage for the Employee upon his becoming incapacitated, ill or injured, or due to the Employee's death, and, provided always that in those cases where termination of this Agreement is due to the Employee becoming incapacitated, ill or injured, or due to the Employee's death, the Company shall not be required to obtain alternative or additional coverage under the same or similar plans.

                                    ARTICLE 6
                                   TERMINATION

6.1 Notwithstanding Article 2, the Company may terminate this Agreement, without cause, on 30


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days prior written notice to the Employee, to be effective on the 31st day after the effective date of delivery of such notice pursuant to Section 7.5 hereof, subject to and only upon strict compliance with the following conditions:

         (a) upon payment in full, as a lump-sum cash payment, of the aggregate of the Employee's remaining gross salary for the Term, less such withholdings and deductions as may be required under applicable law, based on the number of months remaining in the then present 3 year Term;

         (b) provided that the Company shall continue to maintain all of the Employee's benefits, including but not limited to, group medical, disability and health care, at the same level existing as at the date of termination of this Agreement, until the earlier of:

                  (i) the obtaining by the Employee of alternative employment;

                  (ii)     the death of the Employee; or

                  (iii)    the expiry of the Term,

                  or the Company shall pay to the Employee on the effective date of such termination a lump-sum cash amount in lieu of maintaining such benefits for the Employee for the total number of months remaining in the Term, provided however that such lump-sum cash amount shall have the same monetary value to the Employee as if the Company had maintained such benefits for the Employee for the total number of months remaining in the Term, and further, provided that the Company and the Employee can first reach a mutual agreement with respect to the total amount of such cash lump-sum to be paid to the Employee by the Company;

         (c) provided that the Company shall pay to the Employee on the effective date of such termination, a lump-sum cash amount equal in value to the aggregate amount of all accrued due and future anticipated regular vacation pay owed to the Employee by the Company up to and including the end of the Term, subject to any applicable withholdings or deductions required by law; and

         (d) provided that the Company shall pay to the Employee on the effective date of such termination, a lump-sum cash amount equal in value to the full amount of all annual benefits, other fringe benefits, and incentive compensation owed by the Company to


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                                      -9-

                  the Employee for the number of months remaining in the then present 3 year Term,

whereupon the Employee shall deliver to the Company a release executed by the Employee in respect of such termination, excepting any payments which are to be made to the Employee by the Company pursuant to the terms of this Agreement, and the Company shall deliver to the Employee a release executed by the Company with respect to the Employee's employment by the Company.

6.2 Each of the following shall give rise to a right of termination of this Agreement by the Company, other than as provided in Section 6.1:

         (a) In the event that the Employee is unable fully to perform his Duties and responsibilities hereunder to the full extent required by the board of directors of the Company acting reasonably, by reason of illness, injury or incapacity not caused by the negligence of the Company, its employees, agents or representatives, for 8 consecutive weeks, during which time he shall continue to be compensated as provided in Article 5 hereof (less any payments due the Employee under disability benefit programs, worker's compensation and disability retirement benefits), this Agreement may be terminated by the Company, and the Company shall have no further liability or obligation to the Employee for compensation hereunder; provided, however, that the Employee will be entitled to receive the payments prescribed under any disability benefit plan which may be in effect for employees of the Company and in which he participated, and a pro rata portion of the incentive compensation, if any, referred to in Section 5.2 hereof in respect of the year during which the Employee first became disabled. The Employee agrees, in the event of any dispute under this Section 6.2, to submit to a physical examination by a licensed physician selected by the chief executive officer of the Company.

         (b) In the event that the Employee dies during the Term and such death is not caused by the negligence of the Company, its employees, agents or representatives, the Company shall pay to his executors, legal representatives or administrators an amount equal to the instalment of his salary set forth in
                  Section 5.1 hereof for the month in which he dies, and thereafter the Company shall have no further liability or obligation hereunder to his executors, legal representatives, administrators, heirs or assigns or any other Person claiming under or through him; provided, however, that the Employee's estate or designated beneficiaries shall be entitled to receive the payments prescribed for such recipients under any death benefit plan or life insurance which may be in effect for employees of the Company and in which the Employee participated, and a pro rata


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                  portion of the incentive compensation, if any, referred to in
                  Section 5.2 hereof in respect of the year during which the Employee died.

         (c) Nothing in this Agreement shall be construed to prevent its termination by the Company at any time for "just cause". For purposes of this Agreement, "cause" shall mean the failure of the Employee to substantially perform or observe any of the terms or provisions of this Agreement or to comply substantially with the lawful and reasonable directives of the board of directors of the Company, provided that such directives do not contravene the provisions of this Agreement, failure to substantially perform the Duties, gross incompetence in the performance of the Duties, or conviction at any time of a crime involving moral turpitude, substance abuse, fraud (whether civil or criminal), or criminal misappropriation of funds, whether past, present or future. Such termination shall be effected by notice thereof delivered by the Company to the Employee and shall be effective as of the date of delivery of such notice.

6.3 Upon termination of this Agreement pursuant to Section 6.2 or Section 6.6, the Employee shall immediately:

         (a) cease to represent himself as providing any duties or services, including the Duties, to the Company and shall cease to use any documentation or advertising of the Company and shall take all reasonable action as may be necessary to remove such identification as a representative of the Company; and

         (b) deliver up to the Company all Confidential Information and Developments described in Article 4 hereof whether the same is in the Employee's actual possession or under the Employee's control.

6.4      (a)      Provided  that  this  Agreement  has not been  terminated  by the Company prior to the natural expiration of the Term and without "just cause", then from the date of this Agreement until one year from the termination of this Agreement the Employee will not, unless acting pursuant hereto or with the prior written consent of the board of directors of the Company, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged in activities or operations similar to the Company anywhere in the Province of Alberta or the United
                  States of America.


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                                      -11-

         (b) The foregoing restriction shall not be construed to prohibit the ownership by the Employee of not more than 5% of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Act (Alberta), or which are publicly traded on a recognized securities exchange, provided that such ownership represents a passive investment and that neither the Employee nor any group of Persons including the Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

6.5 Provided that this Agreement has not been terminated by the Company prior to the natural expiration of the Term and without "just cause", then for one year from the date of the termination of this Agreement, the Employee agrees that he will not, either directly or indirectly, call on or solicit any Person, who or which at the time of such termination was, or within 2 years prior thereto had been, a customer of the Company or any of its subsidiaries and Affiliates, with respect to the activities prohibited by Section 6.4(a) hereof, or solicit the employment of any Person who was employed by the Company or any of its subsidiaries and Affiliates on a full or part-time basis at the time of the Employee's termination of employment, unless such Person (a) was involuntarily discharged by the Company or such Affiliate, or (b) voluntarily terminated his relationship with the Company or such Affiliate prior to the Employee's termination of employment.

6.6 Notwithstanding Article 2, the Employee may terminate this Agreement, on 30 days prior written notice to the Company, to be effective on the 31st day after the effective date of delivery of such notice pursuant to Section 7.5 hereof, in the following circumstances only:

         (a) Venture fails to pay the Cash Consideration, as defined in the Securities Purchase Agreement, to the Securityholders, as defined in the Securities Purchase Agreement, on or before January 1, 1999; or

         (b) the Company fails to pay the $1,000,000.00 (Cdn.) bonus to Leslie Stinn and Roy Self on or before June 25, 1998 as required under section 3 of the Securities Purchase Agreement; or

         (c) the failure of the Company to substantially perform or observe any of the terms or provisions of this Agreement and such failure to perform or observe is not remedied to the satisfaction of the Employee within 30 days from the date that written notice of such failure to perform or observe is provided to the Company, whereupon the Employee shall receive from the Company, on the effective date of such termination, full payment of all salary, benefits, annual benefits and incentive compensation owed to the Employee by the Company up to and including the expiration of the Term and whereupon the Employee shall deliver to the Company a release executed by the Employee in respect of such termination, excepting any payments which are to be made to the Employee by the Company pursuant to the terms of this Agreement up to and including the expiration of the Term, and the Company shall deliver to the Employee a release executed by the Company with respect to the Employee's employment by the Company.

                                    ARTICLE 7
                                     GENERAL

7.1 In the event that any provisions contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, this Agreement shall continue in force with respect to the enforceable provisions and all rights and remedies accrued under the enforceable provisions shall survive any such declaration, and any non-enforceable provision shall to the extent permitted by law be replaced by a provision which, being valid, comes closest to the intention underlying the invalid, illegal and unenforceable provision.

7.2 No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the Parties or a duly authorized representative of each Party.

7.3 No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach shall be in writing and signed by the Party to be charged with such waiver or consent. A waiver by a Party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

7.4 Any terms or conditions of this Agreement by which obligations of any Party are expressed to be applicable or which extend or may extend beyond termination of this Agreement shall survive and continue in full force and effect, but only to the extent expressly set out herein.


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                                      -13-

7.5 All notices as required hereunder shall be provided by delivery, by registered mail, or by telecommunication to the Parties hereto at the addresses as follows:

                  To the Employee:
                  Leslie J. Stinn
                  612 24th Avenue N.E.
                  Calgary, Alberta T2E 1X8
                  Telephone:  (403) 230-1698

                  To the Company:
                  Continental Holdings Ltd.
                  c/o Venture Seismic Ltd.
                  3110 80th Avenue S.E.
                  Calgary, Alberta T2C 1J3
                  Attention:  President
                  Telephone:  (403) 777-9070
                  Facsimile:  (403) 777-9080

Any notice, direction or other instrument shall, if delivered, be deemed to have been given and received on the day on which it was so delivered, and if not a Business Day, then on the Business Day next following the day of delivery, and if mailed, shall be deemed to have been given and received on the 10th day following the day on which it was so mailed, and, if sent by telegram, telex, telecommunication or other similar form of communication, be deemed to have been given and received on the second Business Day following the day it was sent, where receipt thereof has been confirmed. If for any reason, the method for giving notice selected by a Party is impractical, that Party shall be obliged to select an alternate method of giving notice. Any Party may change its address for notice in the aforesaid manner.

7.6    Time shall be of the essence of this Agreement.

7.7 Each Party hereto will promptly and duly execute and deliver to each remaining Party such further documents and assurances and take such further action as such remaining Party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

7.8 The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

7.9 This Agreement shall be construed and enforced in accordance with and the rights of the

Parties hereto shall be governed by the laws of the Province of Alberta. Each of the Parties hereto hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta.

7.10 This Agreement constitutes the entire agreement between the Parties with respect to the matters contained in this Agreement and there are no statements, representations, warranties, undertakings or agreements, written or oral, express or implied between the Parties hereto with respect to the matters contained in this Agreement except as herein set forth, with the Parties agreeing that in the event of any conflict or inconsistency between the provisions of the Securities Purchase Agreement (including, without limitation, the provisions of section 12 thereof) and this Agreement, then, and only to the extent to resolve such conflict or inconsistency, the provisions of this Agreement shall prevail and govern.

7.11 This Agreement may not be assigned to any Person by the Employee without the prior express written consent of the Company. This Agreement may not be assigned to any Person by the Company without the prior express written consent of the Employee, which consent can be unreasonably withheld, except only in those situations where the Company has merged or has been amalgamated with another company, in which case this Agreement can be assigned to the new company formed as a result of such merger or amalgamation without the Employee's consent. Subject thereto, this Agreement and everything herein contained shall enure to the benefit of and be binding upon the Parties together with their personal representatives, successors and permitted assigns, if any.

7.12 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement and the execution and delivery of counterparts of this Agreement by telecopier by any party shall be binding upon the parties hereto.

IN WITNESS WHEREOF the Parties have executed this Employment Agreement as of the day and year first above written.

                                      CONTINENTAL HOLDINGS LTD.

                                      Per: /s/ L.J. STINN
                                          ---------------------------

                                      Name:

                                      Title:



                                              /s/ L.J. STINN
-------------------------------------------  ----------------------------------
Witness to the signature of LESLIE J. STINN           LESLIE J. STINN